Exhibit 23






INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-31620 on Form S-8 and Registration Statement No. 33-69902 on Form S-2 of RGC Resources, Inc. of our report dated November 1, 2002, appearing in and incorporated by reference in this Annual Report on Form 10-K of RGC Resources, Inc. for the year ended September 30, 2002.


s/Deloitte & Touche LLP

Charlotte, North Carolina
December 18, 2002